As filed with the Securities and Exchange Commission on March 15, 2006
Registration Statement No.s 333-127710 and 333-129213

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
Registration Statement Under the Securities Act of 1933

IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	45-0478605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Hampshire Street
Cambridge, MA, 02139
(617) 995-9800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jean-Pierre Sommadossi, Ph.D.
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, Massachusetts 02139
(617) 995-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan W. Murley, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6832 Telecopy: (617) 526-5000	Andrea J. Corcoran, Esq. Executive Vice President, Legal and Administration Idenix Pharmaceuticals, Inc. 60 Hampshire Street Cambridge, MA, 02139 Telephone: (617) 995-9800 Telecopy: (617) 995-9801

     Approximate date of commencement of proposed sale to public:  Completed
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐   333-_________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐   333-_________.
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

DEREGISTRATION OF UNSOLD SECURITIES
On September 14, 2005, the Securities and Exchange Commission (the “SEC”) declared effective the registration statement on Form S-3 (File No. 333-127710) (the “First Registration Statement”) filed by Idenix Pharmaceuticals, Inc. (the “Company”), with respect to the resale on a continuous or delayed basis of an aggregate of $150,000,000 of its common stock, par value $0.001 per share (“Common Stock”), and 942,507 shares of Common Stock on behalf of certain selling stockholders of the Company. On October 24, 2005, the SEC declared effective the registration statement on Form S-3 (File No. 333-129213) filed with the SEC pursuant to Rule 462(b) of the Securities Act of 1933, as amended, registering an additional $33,999,999 of Common Stock (the “Second Registration Statement”; together with the First Registration Statement, the “Registration Statements”).
In accordance with the Company’s undertaking under Regulation S-K Item 512(a)(3), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statements to remove from registration $10,702,723 of Common Stock registered thereunder, representing the aggregate dollar amount of Common Stock remaining unsold under the Registration Statements. As a result of this deregistration, no shares of Common Stock remain registered for sale pursuant to the Registration Statements.
* * *

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 15, 2006.

IDENIX PHARMACEUTICALS, INC.
Date: March 15, 2006	By:	/s/ Jean-Pierre Sommadossi
Jean-Pierre Sommadossi
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jean-Pierre Sommadossi Jean-Pierre Sommadossi	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2006

* David A. Arkowitz	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 15, 2006

* Charles Cramb	Director	March 15, 2006

* Thomas Ebeling	Director	March 15, 2006

* Wayne Hockmeyer	Director	March 15, 2006

* Thomas Hodgson	Director	March 15, 2006

* Robert Pelzer	Director	March 15, 2006

Name	Title	Date

* Denise Pollard-Knight	Director	March 15, 2006

* Pamela Thomas-Graham	Director	March 15, 2006

By the signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to Registration Statement on behalf of the person indicated.

By:	/s/ Andrea J. Corcoran
Andrea J. Corcoran
Attorney-in-Fact